EXHIBIT 5.1

July 20, 2006

Interactive Television Networks, Inc.
2010 Main Street, Suite 500
Irvine, California 92614

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Interactive Television Networks, Inc., a Nevada corporation (the "Company"), of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the offering for resale of up to 7,830,120 shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), comprised of (i) 1,250,000 shares that are or may become issuable upon the conversion of the $2,500,000 of currently outstanding Variable Rate Secured Convertible Debentures, due June 20, 2008 (the “Debentures”), (ii) 2,500,000 shares issuable upon the exercise of Series A Common Stock Purchase Warrants that are currently outstanding or issuable upon the proper exercise of the Series B Common Stock Purchase Warrants, (iii) 1,250,000 shares issuable upon the exercise of outstanding Series B Common Stock Purchase Warrants (together with the Series A Common Stock Purchase Warrants, herein collectively referred to as the “Warrants”), (iv) 220,080 shares that may become issuable if the Company pays interest on the Debentures through the issuance of additional shares of Common Stock, and (v) 2,610,040 additional shares of Common Stock that may be issued as a result of conversion price and exercise price anti-dilution adjustments applicable to the Debentures and the Warrants.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company's Articles of Incorporation, the Company's Certificate of Amendment of Articles of Incorporation, the Company's Bylaws, the forms of the Debenture and Warrants, and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We neither express nor imply any opinion as to the laws of any other jurisdiction other than the internal laws of the State of California and the State of Nevada, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.

This opinion is provided in connection with the transactions contemplated by the Registration Statement and may not be used or relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of the matter set forth below, and no opinion may be implied or inferred beyond that expressly stated.

Interactive Television Networks, Inc.
July 20, 2006

Based upon the foregoing, and in reliance thereon, we are of the opinion that: (i)  the 1,250,000 Shares, when issued upon the conversion of the Debentures in accordance with the terms of the Debentures, (ii) the 2,500,000 Shares, when issued and paid for in accordance with the terms of the Series A Common Stock Purchase Warrants, and (iii) the 1,250,000 Shares, when issued and paid for in accordance with the terms of the Series B Common Stock Purchase Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, Troy & Gould Professional Corporation